Exhibit A



                        FORM OF SUBORDINATED SECURED NOTE

                       (Face of Subordinated Secured Note)

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                      8% SUBORDINATED SECURED NOTE DUE 2009

[THISNOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO KEYSTONE CONSOLIDATED INDUSTRIES, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] 1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, BUT HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM. NO TRANSFER OF THIS NOTE OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in Article III of that certain Indenture, entered into as of March 15, 2002 by and between THE COMPANY, and U.S. Bank National Association, as trustee, to the senior indebtedness (as defined in such indenture) OF the Company, including, without limitation, the Peoria County Loan and Indebtedness under the Senior Credit Facility Documents, each as defined in the indenture; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Indenture.

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                      8% SUBORDINATED SECURED NOTE DUE 2009

No. __________                                  $
                                                -----------------

Record Dates:  February 28 and August 31        CUSIP No.
                                                    -------------

Interest Payment Dates:  March 15 and           Maturity Date:  March 15, 2009
September 15, commencing September 15, 2002

     KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received promises to pay to ____________________________________ or registered assigns, the principal sum of
____________________ Dollars in installments of __________ Dollars on March 15, 2007, __________ Dollars on March 15, 2008, and __________ Dollars on March 15,
2009.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                            KEYSTONE CONSOLIDATED
                                  INDUSTRIES, INC.

                                  By:
                                     ------------------------------------------
                                  Name:
                                     ------------------------------------------
                                  Title:
                                     ------------------------------------------

                                  By:
                                     ------------------------------------------
                                  Name:
                                     ------------------------------------------
                                  Title:
                                     ------------------------------------------





This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:                                                        Dated: __________
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------

                       (Back of Subordinated Secured Note)

                      8% SUBORDINATED SECURED NOTE DUE 2009

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. The Company promises to pay interest on the outstanding principal amount of this Note at the rate of 8% per annum from the date of original issuance until maturity. The Company will make payments of interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), as follows: (i) commencing on the first Interest Payment Date next succeeding the date of original issuance of this Note, the Company shall pay one-half of such interest accrued since the date of original issuance on such Interest Payment Date and thereafter until maturity the Company shall pay one-half of such interest accrued since the immediately preceding Interest Payment Date on each successive Interest Payment Date; and (ii) the remaining interest accrued and unpaid shall be paid one-third on each of March 15, 2007 and March 15, 2008, and all remaining accrued and unpaid interest shall be paid in full on March 15, 2009; provided, however, that each of the payments of such remaining accrued and unpaid interest shall not be made until such time as the Company has paid in full all Senior Indebtedness (including, without limitation, the Peoria County Loan and Indebtedness under the Senior Credit Facility
Documents), as provided in the Indenture. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal and Redemption Price of this Note from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on February 28 or August 31 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special Interest Payment Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special Interest Payment Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, Redemption Price and interest at the office of the Paying Agent, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal and Redemption Price of, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Indenture. The Company issued the Notes under an Indenture dated as of March 15, 2002 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb), to the extent incorporated therein. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general secured obligations of the Company to the extent of their aggregate principal amount and any accrued and unpaid interest thereon.

     4. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

     5. Optional Redemption. The Company may redeem any or all of the Notes at any time, upon not less than 30 nor more than 60 days' prior notice in amounts of $500 or an integral multiple thereof at the Redemption Price together with accrued and unpaid interest to the Redemption Date. If less than all the outstanding Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable; provided, however, that no Notes of $500 or less shall be redeemed in part.

     6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $500 may be redeemed in part but only in whole multiples of $500, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

     8. Security Documents. In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same will be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company has granted security interests in and liens on the Collateral owned by it to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens on and security interests in the Collateral with the priority contemplated in Section 11.1(a) of the Indenture and are subject to the terms and conditions of the Intercreditor Agreement.

     Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

     The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

     9. Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $500 and integral multiples of $500. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. With respect to Global Notes, the Depositary may grant proxies and otherwise authorize Holders of Notes represented by such Global Notes to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder of a Note is entitled to give or take under this Indenture.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with any applicable requirements of the Commission or the TIA, or to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes.

     12. Defaults and Remedies. Events of Default include the following: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal or Redemption Price of the Notes when the same becomes due and payable at maturity, upon redemption, or otherwise;
(iii) failure by the Company for 30 days after notice to the Company to comply with any other covenant, representation, warranty or agreement in the Indenture or the Notes by the Trustee or the Holders of at least 30% of the aggregate principal amount of the Notes outstanding; (iv) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of any Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10 million or more; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10 million; (vi) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines in good faith that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal and Redemption Price of, or interest on, the Notes (which may be waived only by Holders of all of the Notes then outstanding).

     13. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as, TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors Act).

     17. Governing Law. The Indenture, any supplemental indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligation Law, but otherwise without regard to conflict of law rules. The Company hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                     Keystone Consolidated Industries, Inc.
                                    Three Lincoln Centre
                                    5430 LBJ Freeway
                                    Suite 1740
                                    Dallas, Texas 75240-2697
                                    Attention: Secretary

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to:


                  (Insert assignee's soc. sec. or tax I.D. no.)



              (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Date: __________

                         Your Signature:_______________________
                         (Sign exactly as your name appears on the face of this Note)



                         Signature Guarantee:_________________________________
                          (Signatures must be guaranteed by an
                          "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other
                          "signature guarantee program" as may be
                          determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                   SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE
                            OR ANOTHER GLOBAL NOTE2


         The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:

                                Amount of              Amount of           Principal Amount
                          ---------------------  ----------------------  ---------------------      Signature of
                               decrease in            increase in           of this Global      ---------------------
                            Principal Amount        Principal Amount        Note following       authorized officer
                             of this Global          of this Global        such decrease (or     of Trustee or Note
    Date of Exchange              Note                    Note                 increase)              Custodian


















--------
1 To be included only if the Note is issued in global form.

2 To be included only if the Note is issued in global form.